UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2021, CV Sciences, Inc., a Delaware corporation (the “Company”), entered into a new Executive Employment Agreement (the “Agreement”) with Joseph Dowling, the Company’s current Chief Executive Officer. This Agreement supersedes and replaces the existing Executive Employment Agreement, dated June 14, 2018, by and between the Company and Mr. Dowling.

Mr. Dowling will continue to serve as the Company’s Chief Executive Officer pursuant to the terms and conditions of the Agreement. The Agreement has a three-year term and provides for an annual base salary of $525,000 (the “Base Salary”), provided that the Company shall pay Mr. Dowling a reduced salary of $367,500 and accrue as deferred compensation the difference between the salary actually paid and the Base Salary.

Under the terms of the Agreement, Mr. Dowling is also entitled to receive annual bonuses based on the Company’s performance and/or Mr. Dowling’s performance. If certain performance goals are met, Mr. Dowling would be entitled to receive 50% of his then effective Base Salary, provided, however, that the payment and amount of such bonus shall be in the sole discretion of the Company’s Board of Directors (the “Board”). The Company may also propose new performance goals for purposes of determining additional annual bonuses payable to Mr. Dowling. Mr. Dowling shall also be eligible to participate in the Company’s equity, compensation, and incentive plans as are generally made available to the Company’s management executives, and may be eligible to receive incentive stock options or other stock awards under the Company’s 2013 Amended and Restated Equity Incentive Plan.

In the event the Agreement is terminated as a result of Mr. Dowling’s death or following his mental or physical disability, Mr. Dowling or his estate, as applicable, is entitled to the following payments and benefits: (i) all salary (and in the case of death, other compensation) under the Agreement, then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death or determination of such disability, and (ii) all salary and accrued benefits that would have been payable under the Agreement by the Company to Mr. Dowling during the one-year period immediately following his death or disability, as applicable.

In the event the Agreement is terminated for cause, the Company shall pay Mr. Dowling all salary then due and payable through the date of termination and all unpaid deferred compensation. Mr. Dowling would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the Agreement for cause.

In the event the Agreement is terminated without cause, or Mr. Dowling resigns for good reason, the Company shall pay Mr. Dowling all unpaid deferred compensation and continue to pay Mr. Dowling all salary, benefits, earned bonuses and other compensation that would be due under the Agreement through the end of the term of the Agreement had the Company not terminated Mr. Dowling’s employment, but in any event not less than one-year after the date of such termination, with such amounts payable in accordance with the Company’s standard payroll.

In the event the Agreement is voluntarily terminated by Mr. Dowling for any reason (without good reason), the Company shall pay Mr. Dowling all unpaid deferred compensation and all salary then due and payable through the date of termination. Mr. Dowling would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a voluntary termination of the Agreement by Mr. Dowling.

In the event the Agreement is terminated upon consummation of a change of control, the Company shall pay Mr. Dowling all salary then due and payable through the date of termination and all unpaid deferred compensation. In addition, the Company shall pay Mr. Dowling a lump sum cash payment equal to two (2) times $525,000, which represents the Base Salary in effect for Mr. Dowling in 2021. However, Mr. Dowling, would not be entitled to any severance compensation or any accrued vacation pay or bonuses in connection with a termination of the Agreement upon consummation of a change of control.

In addition, notwithstanding anything to the contrary contained in any agreement with respect thereto, (i) upon termination of Mr. Dowling’s employment pursuant to termination with cause or voluntary termination without good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company not then fully vested, shall immediately terminate and revert to the Company, and (ii) upon termination of Mr. Dowling’s employment pursuant to termination without cause or voluntary termination with good reason, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall remain in full force and effect and shall not be affected by such termination, and shall continue to vest, and (iii) upon termination of Mr. Dowling’s employment pursuant to death or mental or physical disability, all stock options, other equity options, restricted equity grants and similar rights held by Mr. Dowling with respect to securities of the Company shall, to the extent not then fully vested, immediately become fully vested.

The foregoing description of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Executive Employment Agreement, dated June 23, 2021, by and between CV Sciences, Inc., and Joseph Dowling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2021

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

4